                                                                   EXHIBIT 10.19

                                                               EXHIBIT 2.1 (2nd)

                                     SECOND
                              AMENDED AND RESTATED
                                 REVOLVING NOTE

$10,000,000                                                    October  12, 1995
                                                               Detroit, Michigan

         FOR VALUE RECEIVED, the undersigned, MEDAR, INC. ("Medar"), AUTOMATIC INSPECTION DEVICES, INC. ("AID"), and INTEGRAL VISION, LTD. ("Integral"), jointly and severally (collectively, "Borrowers"), hereby promise to pay to the order of NBD Bank, ("Bank"), pursuant to that Revolving Credit and Loan Agreement, entered into as of August 10, 1995, as amended by the First Amendment to Revolving Credit and Loan Agreement dated October 12, 1995 (the "Loan Agreement"), among Borrowers and Bank, at the main office of Bank in Detroit, Michigan with respect to Revolving Loans made in U.S. Dollars, and at Bank's office in London, England with respect to Revolving Loans made in Pounds Sterling, in accordance with the Loan Agreement, in immediately available funds, the principal sum of Ten Million and 00/100 Dollars (U.S. $10,000,000), or such lesser amount as is recorded on the books and records of Bank, on August 10, 1997, or such later Termination Date as may be agreed to under the Loan Agreement as amended from time to time, together with interest on the outstanding balance thereof as provided in the Loan Agreement. All payments of principal and interest shall be made (i) if the Revolving Loan is in Dollars and advanced by Bank in the United States, then in lawful money of the United States of America, and (ii) if the Revolving Loan is in Pounds Sterling and advanced by Bank's London Branch, then in lawful money of the United Kingdom.

         Bank is hereby authorized by Borrowers to record on its books and records, the date and amount of each Revolving Loan, the currency, the Loan Period, the applicable interest rate (including any changes therein), the amount of each payment of principal thereon and such other information as appropriate, which books and records shall constitute rebuttable presumptive evidence of the information so recorded, provided, however, that any failure by Bank to record any such information shall not relieve Borrowers of their obligation to repay the outstanding principal amount of all Revolving Loans made by Bank, all accrued interest thereon and any amount payable with respect thereto in accordance with the terms of this Note and the Loan Agreement. Capitalized terms used but not defined in this Note shall have the respective meanings assigned to them in the Loan Agreement.

         This Note is subject to, and evidences the Revolving Loans made by Bank under, the Loan Agreement, to which reference is hereby made for a statement of the circumstances and terms under which all or a portion of this
Note is subject to prepayment and under which its due date may be accelerated and other terms applicable to this Note. An Event of Default under the Loan Agreement constitutes a default hereunder. During the period that any amount owing on this Note is not paid in full when due (whether at stated maturity, by acceleration or otherwise), such amount shall bear interest at the Default Rate applicable to each Revolving Loan in effect from time to time or the maximum rate permitted by law, whichever is lower, for the period commencing on the due date until the same is paid in full. In addition to the foregoing, during the period that any other Event of Default has occurred and shall be continuing, Borrower shall pay on demand, at the election of Bank, interest at the Default Rate or the maximum rate permitted by law, whichever is lower, on the outstanding principal amount of all the Obligations which are outstanding during such period from and after the date of any such demand.

         This Amended and Restated Revolving Note amends and restates, but does not satisfy, certain existing obligations of the Borrowers evidenced by the Amended and Restated Revolving Note in the principal amount of $8,000,000 dated August 10, 1995, from the Borrowers to Bank and the Master Promissory Note in the principal amount of $5,000,000 dated June 13, 1994, from Medar and AID to Bank (f/k/a NBD Bank, N.A.).

         Borrowers and each endorser or guarantor hereof waive demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Note. Borrowers further agree to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

         This Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within the State of Michigan and without giving effect to the choice of law principles of the State of Michigan.

                                        MEDAR, INC.,
                                        a Michigan corporation

                                        By:  /s/ Charles Drake
                                           ---------------------------
                                                 Charles Drake
                                                 Its:  President


                                        AUTOMATIC INSPECTION DEVICES, INC.,
                                        an Ohio corporation

                                        By:  /s/ Charles Drake
                                           ---------------------------
                                                 Charles Drake
                                                 Its:  President


                                        INTEGRAL VISION, LTD.
                                        an English corporation

                                        By:  /s/ Richard Current
                                           ---------------------------
                                                 Richard Current
                                                 Its:  Corporate Secretary